UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 1, 2019 (April 30, 2019)

GETTY REALTY CORP.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-13777	11-3412575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Jericho Plaza, Suite 110, Jericho, New York	11753-1681
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 478-5400

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2019 Annual Meeting of Stockholders of Getty Realty Corp. (the “Company”) was held on April 30, 2019 (the “Annual Meeting”). At the Annual Meeting, the stockholders voted on the following items:

Proposal 1: Election of Directors

Elected the following nominees to serve on the Board of Directors of the Company until the next annual meeting of stockholders and until their respective successors are elected and qualify:

	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Christopher J. Constant	34,004,877	570,026	4,442,588
Milton Cooper	26,652,067	7,922,836	4,442,588
Philip E. Coviello	26,468,897	8,106,006	4,442,588
Leo Liebowitz	33,355,179	1,219,724	4,442,588
Mary Lou. Malanoski	34,272,601	302,302	4,442,588
Richard E. Montag	33,734,372	840,531	4,442,588
Howard Safenowitz	26,168,263	8,406,640	4,442,588

Proposal 2: Advisory (Non-binding) Vote on Executive Compensation (Say-On-Pay)

Approved, on an advisory basis (non-binding), the compensation of the Company’s named executive officers as described in the Compensation Discussion and Analysis and the accompanying tables in the proxy statement (“Say-on-Pay”) for the Annual Meeting. There were 33,018,415 votes cast for the proposal, 1,386,698 votes cast against the proposal, 169,790 abstentions and 4,442,588 broker non-votes.

Proposal 3: Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2019

Ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. There were 38,323,304 votes cast for the appointment, 649,807 votes cast against the appointment, 44,380 abstentions and no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GETTY REALTY CORP.

Date: May 1, 2019	By:	/s/ Danion Fielding
Danion Fielding
Vice President, Chief
Financial Officer and Treasurer